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                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "AGREEMENT") is made and entered into as of February 14, 2002, by and between VitalStream, Inc., a Delaware corporation ("DEBTOR"), and Sensar Corporation, a Nevada corporation ("SECURED PARTY").

                                    RECITALS

         A. Debtor has entered into an Agreement and Plan of Merger dated February 13, 2002, among Secured Party, VitalStream Operating Corporation ("MERGER SUB") and Debtor (the "MERGER AGREEMENT").


         B. In anticipation of the Merger, the Secured Party has agreed, subject to the terms and conditions of this Agreement, to loan Debtor up to $500,000 (the "COMMITMENT CAP") in increments as set forth herein upon the occurrence of certain events of progress under the Merger Agreement.

                                    AGREEMENT

         NOW, THEREFORE, for valuable consideration including the agreements set forth herein, the parties agree as follows:

         1. INCORPORATION OF RECITALS AND DEFINITIONS. All of the terms and representations set forth in the above recitals are incorporated herein by this reference. Capitalized terms used by not defined herein shall have the meaning set forth in the Merger Agreement.

         2. LOAN COMMITMENT.

                  (a) COMMITMENT. Subject to the terms and conditions of this Agreement, Secured Party hereby agrees to loan to Debtor an amount up to the Commitment Cap. Each borrowing pursuant to the terms of this Agreement shall be referred as an "ADVANCE"; the aggregate principal amount of all Advances shall be referred to as the "PRINCIPAL AMOUNT"; and the Principal Amount, accrued but unpaid interest, and any other amounts owing on any date under this Agreement and the note issued hereunder, whether or not due, shall be referred to as the "OUTSTANDING INDEBTEDNESS." The Outstanding Indebtedness amount shall be evidenced by a Promissory Note (the "NOTE") in the form attached hereto as EXHIBIT A. Notwithstanding anything in this Agreement to the contrary, Secured Party's obligation to make any Advance shall terminate upon the earliest to occur of (a) June 30, 2002, (b) the date the Principal Amount equals or exceeds the Commitment Cap, and (c) the date an Event of Default (as defined below) first occurs. At no time shall Secured Party be obligated to make any Advance if the Principal Amount exceeds the Commitment Cap.

                  (b) OBLIGATION TO MAKE ADVANCES. Subject to Section 7, Secured Party shall make Advances to Debtor as follows:



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                           (i)      Secured Party shall make an Advance to
Debtor of $200,000 on the Agreement Date.

                           (ii)     Secured Party shall make an Advance to
Debtor of an additional $100,000 (for an aggregate of $300,000) on the date that Secured Party receives from Debtor a written certification stating that the Memorandum, Proxies and Shareholder Questionnaire and Subscription Agreements required by Section 4.2 of the Merger Agreement have been mailed to all the Shareholders as of the record date for such meeting.

                           (iii)    Secured Party shall make an Advance to
Debtor of an additional $100,000 (for an aggregate of $400,000) on the date that Secured Party has received from Debtor a certification (accompanied by copies) that duly executed Proxies have been received by Debtor approving the Merger and the Merger Agreement from the holders (including Akkad) of a majority of the outstanding VitalStream Common Shares as of the record date for the Meeting .

                           (iv)     Secured Party shall make an Advance to
Debtor of an additional $100,000 (for an aggregate of $500,000) on the date that Secured Party has received from Debtor a certification (accompanied by copies) that duly executed Proxies have been received by Debtor approving the Merger and Merger Agreement from the holders (including Akkad) of 90% of the outstanding VitalStream Common Shares as of the record date for the Meeting.

                  (c) PROCEDURE FOR BORROWING. All Advances shall be paid by wire transfer into City National Bank, 100 Pacifica, Suite 100, Irvine, California 92618, Routing # 122016066, Beneficiary Account Name: Vitalstream, Inc., Beneficiary Account Number 240007371, unless Debtor gives notice to Secured Party no less than three days prior to any date an Advance is due (each, an "Advance Date") specifying a different account into which the Advance should be wired. If an Advance Date is on a date that banks in the State of Utah are not open for business, or the circumstances giving rise to the Advance occur after 1:00 p.m., Mountain Standard Time, on the Advance Date, the Advance will be wired by Secured Party to Debtor on the next day on which banks in the State of Utah are open for business. As a condition precedent to Secured Party's obligation to make the first Advance hereunder, Debtor shall execute and deliver to Secured Party the Note and such financing statements as Secured Party may request.

         3. INTEREST. Interest shall accrue pursuant to the terms of the Note.

         4. REPAYMENT. The Outstanding Indebtedness shall be due and payable pursuant to the terms of the Note.

         5. COLLATERAL. The payment of all sums due hereunder shall be secured by, and Debtor hereby grants to Secured Party a first priority security interest in the Collateral (as defined below). The "COLLATERAL" shall be all of the assets of Debtor, wherever located, now owned or after-acquired, including but not limited to the following and all proceeds and all products of the following (as defined by Chapter 9a of the Uniform Commercial Code for the state of Utah in existence as of the execution of this Agreement): Inventory; Equipment; General Intangibles

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(including Payment intangibles and all intellectual property, software, embedded code and other proprietary rights); Accounts; Chattel Paper; Commercial Tort Claims; Deposit Accounts; Documents; Instruments; Investment Property; Letter-of-Credit Rights; Letters of Credit; Goods; and Farm Products. Debtor shall, if requested by Secured Party, execute or cause to be executed such additional security agreements, deeds of trust, financing statements, fixture filings, general pledge agreements, assignments, and other documents to further identify and describe the Collateral and to effect and perfect Secured Party's security interest therein. Without limiting the generality of the foregoing, the parties acknowledge and agree that the execution and filing of an assignment, security agreement or other document with the United States Patent and Trademark Office (the "PTO") may be necessary to perfect a security interest in certain intellectual property, and Debtor agrees to execute and deliver to Secured Party for filing with the United States Patent and Trademark Office any such assignment, security agreement or other document Secured Party reasonably deems necessary or appropriate to create, perfect, establish the priority of, or make valid the security interests granted under this Agreement.

         6. CONDITIONS PRECEDENT. Secured Party's obligation to make the initial Advance shall be conditioned upon the prior satisfaction or, in Secured Party's sole discretion, waiver of each of the following:

                  (a) All of the documents required to be delivered by Debtor, including the Note, have been duly executed and delivered to Secured Party and shall be in full force and effect.

                  The security interest of Secured Party in and to the Collateral created hereunder is valid, perfected, in full force and effect and constitutes a first lien position prior to all other liens, claims, and encumbrances except for Permitted Liens; provided, however, that until such time as Secured Party requests that a filing be made with the PTO, the parties acknowledge that Secured Party may not have a perfected security interest in certain intellectual property. "Permitted Liens" shall mean (i) statutory liens for current taxes or assessments not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings; (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Debtor; and (iii) those liens identified on
Part 3.17 of the VitalStream Disclosure Schedule attached to the Merger
Agreement.

                   Debtor is not in default in any term, covenant or condition in this Agreement, the Note, the Merger Agreement or in any other document given in connection herewith, and no conditions, events, or acts exist which, with the passage of time or giving of notice or both, would constitute a default thereunder.

         7. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party as follows:

                  (a) All the representations and warranties in the Merger Agreement are true and correct as of the Agreement Date;

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                  (b) Debtor and any person required to execute and deliver any document incident hereto on behalf of Debtor has the authority and power to do so and to perform any condition or obligation imposed under the terms of such documents;

                  Except as provided in Section 6(b) above, the security interest of Secured Party in and to the Collateral created hereunder is valid, perfected, in full force and effect and constitutes a first lien position prior to all other liens, claims, and encumbrances except for Permitted Liens. Debtor has not pledged any of the Collateral to any Person other than Secured Party to secure any obligation of any Person, except pursuant to Permitted Liens.

                  (c) The execution, delivery and performance of this Agreement and the Note and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, bylaw, contract, agreement, or other undertaking to which Debtor is a party, or which purports to be binding on Debtor or its assets, and will not result in the creation or imposition of a lien on any of its assets.

                  (d) No information or report furnished by Debtor to Secured Party in connection with the negotiation of this Agreement, the Note and the Merger Agreement contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (e) Debtor is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U issued by the Board of Governors of the Federal Reserve System) and no proceeds under this Agreement will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, in violation of Regulation U.

         8. AFFIRMATIVE COVENANTS. Debtor covenants and agrees to do the following unless such requirement has been waived by Secured Party in writing:

                  (a) Debtor shall furnish Secured Party with such financial statements, balance sheets and profit and loss statements as Secured Party reasonably may require. Such financial statements shall set forth assets, liabilities, and operating statements prepared in accordance with generally accepted accounting principles and practices. Debtor shall furnish such additional information regarding its business affairs and financial conditions as Secured Party may from time to time reasonably request.

                  (b) Debtor shall notify Secured Party of any default under the terms hereof or of any litigation, proceeding, or development which may have a material adverse effect on the Collateral or Debtor's ability to perform under the terms of this Agreement.

                  (c) Debtor shall duly observe and conform to all valid requirements of any government authority relative to the conduct of its business, its properties, or its assets and maintain and keep in full force and effect its existence and all licenses and permits necessary to the proper conduct of its business.

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                  (d) Debtor shall keep proper books of records and accounts in which full, true, and correct entries will be made of all dealings or transactions relating to its business and activities.

                  (e) Debtor shall permit any person designated in writing by Secured Party to visit its business premises, inspect any of its books and financial records, and to discuss its affairs and finances with its principal officers or employees, all at such reasonable times and as often as Secured Party may reasonably request, subject to any reasonable conditions imposed by Debtor.

                  (f) Debtor shall (1) file all applicable federal, state, and local tax returns or other statements required to be filed in connection with its business, including those for income taxes, sales taxes, property taxes, payroll taxes, payroll withholding amounts, FICA contributions, and similar items; (2) maintain appropriate reserves for the accrual of the same; and (3) pay when due all such taxes, sums or assessments made in connection therewith. Provided, however, that (until foreclosure, sale, or similar proceedings have been commenced) nothing herein shall require Debtor to pay any tax sum or assessment the validity of which is being contested in good faith by proceedings diligently pursued and as to which adequate reserves have been made.

                  (g) Debtor shall not take any actions designed to, or that would reasonably be expected to have the effect of, significantly decreasing the value of Debtor as a going concern.

         9. EVENTS OF DEFAULT. An "Event of Default" shall occur if any of the following events shall occur:

                  (a) Debtor fails to make any payment due under this Agreement or the Note when due.

                  (b) Debtor breaches any representation, warranty, covenant or other provision in this Agreement, the Note or the Merger Agreement, which breach (together with other breaches of any such agreement) would likely have a Material Adverse Effect on Secured Party.

                  (c) [intentionally deleted].

                  (d) Any of the documents executed and delivered in connection herewith shall for any reason cease to be valid or in full force and effect.

                  (e) Debtor defaults in the payment of principal or interest on any other obligation for borrowed money other than hereunder.

                  (f) Debtor files a voluntary petition in bankruptcy or seeks reorganization, adjustment, readjustments of debts, or any other relief under the Bankruptcy Code, as amended, or any insolvency act or law, state or federal, now or hereafter occurs.

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                  (g) Anyone files an involuntary petition against Debtor in bankruptcy or seeking reorganization, arrangement, readjustment of debts, or any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for 60 days undismissed, unbonded, or undischarged.

                  (h) All or any substantial part of the property of Debtor is condemned, seized, or otherwise appropriated or custody or control of such property is assumed by any governmental agency or any court of competent jurisdiction and is retained for a period of 30 days.

                  (i) Any charges are filed against Debtor or any person owning any Collateral, under any federal or state law, for which forfeiture of property or rights is a potential penalty.

                  (j) Debtor or any other party (other than Secured Party) breaches any term, condition or covenant in any other document or instrument made and given in connection herewith.

         10. REMEDIES. Upon the occurrence of an Event of Default and any time thereafter, Secured Party may declare any or all of the Outstanding Indebtedness to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Secured Party may proceed against Debtor, any Guarantor, or any Collateral simultaneously or in any order it chooses. Secured Party may release, settle, discharge, substitute or abandon its claim with respect to any party obligated hereunder, directly or indirectly, or to any of the Collateral without releasing, discharging or otherwise modifying its rights or remedies with respect to any remaining parties or Collateral. To the extent permitted by law, Debtor waives any right to presentment, demand, protest, or notice of any kind in connection with this Agreement. After an Event of Default has occurred, Secured Party may contact any party obligated on any Account and direct that all payments thereon be made directly to Secured Party. After an Event of Default has occurred,Secured Party may collect, cash, and deposit such payments, providing Debtor's endorsement on any item as may be necessary. Secured Party may settle, compromise, or discharge any claim, lien, encumbrance, or dispute with respect to any Collateral, all on such terms and conditions as it, in good faith, deems appropriate. Secured Party may, but is not obligated to, take such action as it, in good faith, deems appropriate to preserve, protect, restore, refurbish, or defend any of the Collateral or its interest therein and in the process expend such funds as it deems appropriate. All reasonable costs incurred by Secured Party in connection with an Event of Default, including court costs and reasonable attorneys' fees (including such expenses incurred before legal action, during the pendency of any legal or bankruptcy proceeding, and continuing to all such expenses in connection with any appeal to higher courts) shall bear interest at the rate set forth in this Agreement, shall be secured by the Collateral, and shall be payable upon demand. No failure or delay on the part of Secured Party in exercising any right, power, or privilege hereunder shall constitute a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity.

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         11. NOTICE. Any notice hereunder or with respect hereto shall be given as provided in Section 8.1 of the Merger Agreement.

         12. GOVERNING LAW; VENUE. This Note is delivered in the state of Nevada and shall be governed by and construed in accordance with the laws of the state of Nevada without reference to its choice of law rules. Each of the parties submits to the jurisdiction of any state or federal court sitting in the State of Nevada, County of Clark in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

         13. SEVERABILITY. If for any reason one or more of the provisions of this Agreement or their application to any person or circumstances shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

         14. CONFLICT. In the event of a conflict between the terms of this Agreement and the Merger Agreement, the terms of this Agreement shall prevail.

         15. GENERAL PROVISIONS. All representations and warranties made in this Agreement and in any document or certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party, their respective successors and assigns, except that Debtor may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Secured Party. Time is of the essence hereof. This Agreement and the Merger Agreement shall be deemed to express, embody, and supersede any previous understanding, negotiations, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be contradicted by evidence of any alleged oral agreement. This Agreement may not be amended or modified except in writing signed by the parties.


                            (SIGNATURE PAGE FOLLOWS)


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         EXECUTED on the day and year first written above.

                                     DEBTOR:

                                              VITALSTREAM, INC.



                                              By: /s/ Paul Summers
                                                  ---------------------------
                                                   Name:  Paul Summers
                                                   Title:  President

                                     SECURED PARTY:

                                              SENSAR CORPORATION



                                              By: /s/ Steve Strasser
                                                  ---------------------------
                                                   Name: Steve Strasser
                                                   Title: President




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